SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14C Information
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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Option Care Health, Inc.

(Name of Registrant as Specified in its Charter)
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Option Care Health, Inc.
3000 Lakeside Dr. Suite 300N
Bannockburn, IL 60015
NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS
To Our Stockholders:
We are writing to advise you that the stockholder representing approximately    % of our voting stock approved by written consent on January       , 2020 the proposal to effect a reverse stock split of our issued and outstanding common stock on a one (1) share for four (4) shares basis. A form of this amendment is attached hereto as Annex A.
On January  , 2020, our board of directors unanimously approved the above proposal and to appropriately amend our Third Amended and Restated Certificate of Incorporation to reflect the change.
PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE STOCKHOLDERS IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THIS ACTION UNDER DELAWARE LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.
No action is required by you. The accompanying Information Statement is being furnished only to inform our stockholders of the action taken by written consent described above before it takes effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is first being mailed to you on or about January   , 2020 and we anticipate the effective date of the reverse stock split to be February   , 2020, or as soon thereafter as practicable in accordance with applicable law, including the General Corporation Law of the State of Delaware.
THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.
The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything. You are encouraged to carefully read the accompanying Information Statement, including exhibits, for further information regarding the reverse stock split.
Important Notice Regarding Internet Availability of this Information Statement: a copy of this Notice of Action and the accompanying Information Statement is available to you free of charge at our website, https://investors.optioncarehealth.com.
January  , 2020
By Order of the Board of Directors,

/s/ John C. Rademacher

John C. Rademacher
Chief Executive Officer

Option Care Health, Inc.
3000 Lakeside Dr. Suite 300N
Bannockburn, IL 60015
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND
REGULATION 14C THEREUNDER
INTRODUCTION
This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, par value $0.0001 (the “common stock”), of Option Care Health, Inc., a Delaware corporation, which we refer to herein as “Option Care,” the “company,” “we,” “our” or “us.” The mailing date of this Information Statement is on or about January   , 2020. The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions (the “Actions”) we are taking pursuant to written consents representing a majority of the voting power of our common stock in lieu of a meeting of stockholders.
On January   , 2020, the record date for determining the identity of stockholders who are entitled to receive this Information Statement (the “Record Date”), we had (i)        shares of common stock issued and outstanding and (ii) no shares of preferred stock, par value $0.0001 per share (the “preferred stock”), issued or outstanding. These securities constitute the outstanding classes of Option Care’s voting securities. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.
NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
On January   , 2020, our board of directors approved the reverse stock split. No other corporate actions to be taken by written consent were considered. As of January   , 2020, HC Group Holdings I, LLC (the “Majority Stockholder”) who beneficially holds in the aggregate voting power equal to       shares, or approximately    % of the voting power of our outstanding voting securities, had executed and delivered to the board of directors a written consent approving the action to effect the reverse split of our outstanding common stock on a one share for four shares basis (the “Written Consent”). Because the action was approved by the Written Consent of our Majority Stockholder of our outstanding voting securities, no proxies are being solicited with this Information Statement. A form of the amendment to our Third Amended and Restated Certificate of Incorporation is attached hereto as Annex A.
We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the action to be taken by majority written consent in lieu of a special stockholder meeting does not create appraisal or dissenters’ rights.
Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.
Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the definitive information statement is mailed to stockholders, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

ABOUT THIS INFORMATION STATEMENT
What is the purpose of this Information Statement?
This Information Statement is being furnished to you pursuant to the requirements of the Exchange Act and the DGCL to notify you of certain corporate actions taken by the Majority Stockholder pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes herein described, our board of directors elected to seek the written consent of the Majority Stockholder in lieu of a special meeting. We are making this Information Statement available to you on or about January   , 2020. The company is not soliciting your proxy or consent and you are not being asked to take any action in connection with this Information Statement.
Who is entitled to notice?
Each holder of record of outstanding shares of our common stock on the Record Date is entitled to notice of the actions taken pursuant to the Written Consent.
What is a reverse stock split?
A reverse stock split reduces the total number of a company’s outstanding shares in proportion to the split ratio chosen. Following the effectiveness of a reverse stock split, a pre-determined number of existing shares is exchanged for one new share, resulting in an initially higher, yet proportionate, price per share. A reverse stock split has no impact on a stockholder’s pro rata ownership of the company.
On January   , 2020, the Majority Stockholder executed and delivered to our board of directors the Written Consent authorizing and approving (i) the reverse stock split of our common stock, pursuant to which each four (4) authorized shares of our common stock is converted into one (1) authorized share of our common stock and (ii) the amendment of our Third Amended and Restated Certificate of Incorporation to reflect the reverse stock split and to reduce the number of authorized shares of our common stock by a ratio of one to four. A form of this amendment is attached hereto as Annex A.
When will the reverse stock split be effective?
The effective date for the reverse stock split is February   , 2020. To effect the reverse stock split, we will file an amendment to our Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the reverse stock split and the decrease in our authorized shares of common stock. We expect our common stock to begin trading on the Nasdaq Global Select Market on a split-adjusted basis when the market opens on February   , 2020.
What is the reverse stock split ratio?
We expect to conduct a 1-for-4 reverse stock split of our common stock. Consequently, if you held four shares of common stock prior to the reverse stock split, you will hold one share after the reverse stock split becomes effective. Stockholders who otherwise would hold fractional shares because the number of shares of common stock they held before the reverse stock split would not be evenly divisible based upon the 1-for-4 split ratio will be entitled to cash payments (without interest) in respect of such fractional shares.
What will be the impact of the reverse stock split on the outstanding shares of Option Care common stock and on the number of authorized shares of Option Care common stock and preferred stock?
The 1-for-4 reverse stock split will reduce the total number of shares of our common stock issued and outstanding from approximately       million shares to approximately      million shares.
We currently have 1,000,000,000 authorized shares of common stock and 50,000,000 authorized shares of preferred stock. On the effective date of the reverse stock split, after the amendment to the Third Amended and Restated Certificate of Incorporation is filed, we will reduce the number of authorized shares of our common stock to 250,000,000 and of our preferred stock to 12,500,000, in proportion to the reverse stock split ratio.

Why is Option Care implementing a reverse stock split?
Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock and make our common stock more attractive to a broader range of investors, improve the visibility of our earnings trends and lower investor trading costs. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. In addition, in connection with the implementation of the reverse stock split, we intend to apply to have our common stock transferred from its current listing on the Nasdaq Capital Market to listing and trading on the Nasdaq Global Select Market.
We believe that a reverse stock split will potentially make our common stock a more attractive and cost effective investment for many investors. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, we cannot assure you that the reverse stock split, if completed, will result in the intended benefits described above. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in direct proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.
What should I do with my Option Care common stock certificate?
After the effective date of the reverse stock split (described above), stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by American Stock Transfer & Trust Company, our transfer agent and the exchange agent for the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (the “New Certificates”). New Certificates will be issued to you once all of your Old Certificates have been surrendered and submitted with a properly completed and executed letter of transmittal to the transfer agent. Stockholders will not be required to pay a transfer or other fee to exchange Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Holders of shares of common stock held in book-entry form or through a bank, broker or other nominee will not be required to take any action in connection with the reverse split and will automatically see the impact of the reverse split reflected in their accounts.
How will fractional shares of Option Care common stock be treated in the reverse stock split?
We do not intend to issue fractional shares in connection with the reverse stock split. To avoid the existence of fractional shares of our common stock, stockholders who otherwise would hold fractional shares because the number of shares of common stock they held before the reverse stock split would not be evenly divisible based upon the 1-for-4 split ratio will be entitled to cash payments (without interest) in respect of such fractional shares. Such cash payment will be determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of common stock held by the holder as of the effective date of the reverse stock split, and (ii) the volume weighted average trading price of the common stock, as reported on Nasdaq Capital Market, for the five trading days immediately preceding the effective date of the reverse stock split, as adjusted for the split ratio.
Who should I call if I have questions regarding how the reverse stock split will affect my shares of Option Care common stock?
All stockholders may direct their questions regarding the reverse stock split to Westwicke, LLC, our investor relations agent, by email at optioncarehealth@westwicke.com or by calling 443-213-0500.
After the effective date of the reverse stock split, you may also direct your inquiries as follows:
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If you are a registered Option Care stockholder, you can contact our transfer agent, American Stock Transfer & Trust Company, at 1-800-937-5449 or help@astfinancial.com.

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If you are a beneficial stockholder (you hold your shares through a broker, bank or other nominee), you should contact your broker, bank or other nominee directly.

How will the reverse stock split affect options, restricted stock awards and units, warrants and convertible or exchangeable securities?
Adjustments proportionate to the reverse stock split ratio are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. In particular, the number of common shares, subject to our outstanding employee stock options and unvested employee restricted stock and restricted stock units, as well as the relevant exercise price per share, will be proportionately adjusted to reflect the reverse stock split. The number of shares authorized for issuance under our equity incentive plans will also be reduced by the same reverse split ratio.
What are the tax consequences of the reverse stock split to Option Care stockholders?
In general, and except with respect to cash received in lieu of fractional shares, no gain or loss should be recognized by our stockholders from the reverse stock split for U.S. federal income tax purposes. For a more fulsome discussion of certain U.S. federal tax consequences of the reverse stock split, see “Certain United States Federal Income Tax Consequences of the Reverse Stock Split” below. Each stockholder should consult his, her, or its own tax advisor regarding the particular consequences of the reverse stock split on his, her, or its shares and holding periods, including the applicability and effect of any U.S. federal, state and local and non-U.S. tax laws.
What are the accounting consequences of the reverse stock split?
The par value of our common stock will remain unchanged at $0.0001 par value per share after the reverse stock split. As a result, as of the effective time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionally based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. After the reverse stock split, reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

FORWARD-LOOKING INFORMATION
This Information Statement contains statements not purely historical and which may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including statements regarding our expectations, beliefs, future plans and strategies, anticipated events or trends concerning matters that are not historical facts or that necessarily depend upon future events. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions. This Information Statement contains, among others, forward-looking statements based upon current expectations that involve numerous risks and uncertainties, including those described in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2019 and in our other public filings.
Investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those possible results discussed in the forward-looking statements as a result of various factors.
Do not place undue reliance on such forward-looking statements as they speak only as of the date they are made. Except as required by law, we assume no obligation to publicly update or revise any forward-looking statement even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS
As of the date of the consent by the Majority Stockholder, we had issued and outstanding       shares of common stock and no shares of preferred stock. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.
On January   , 2020, the Majority Stockholder representing       shares of the voting power of our securities (    % of the total voting power) executed and delivered to the board of directors a Written Consent approving the reverse stock split and all actions necessary to execute the reverse stock split. Because the action was approved by stockholders owning a majority of our outstanding voting power, no proxies are being solicited with this Information Statement. No consideration was paid for the consents.
The DGCL provides in substance that unless a company’s certificate of incorporation provides otherwise, stockholders may take any action without a meeting of stockholders, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by stockholders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize and take such action at a meeting at which all shares entitled to vote thereon were present voted.
REVERSE STOCK SPLIT
Our board of directors and Majority Stockholder approved on January   , 2020 a one (1) share for four (4) shares reverse split of our issued and outstanding common stock. The effective date of the split will be established by our board, which we anticipate will be on or about February   , 2020.
Except as otherwise provided by the DGCL or our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and subject to the rights of holders of any series of preferred stock, all of the voting power of our stockholders is vested in the holders of the common stock. Each share of common stock entitles the holder thereof to one vote for each share held by such holder on all matters voted upon by our stockholders; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL. Except as otherwise required by law or expressly provided in the Certificate of Incorporation, each share of common stock has the same powers, rights and privileges and ranks equally, shares ratably and is identical in all respects as to all matters. Subject to the rights of the holders of any preferred stock and to the other provisions of applicable law and the Certificate of Incorporation, holders of common stock are entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of ours if, as and when declared thereon by the board of directors from time to time out of our assets or funds legally available therefor. Subject to the rights of holders of any preferred stock, in the event of any liquidation, dissolution or winding up of the affairs of us, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of any preferred stock ranking senior to the shares of common stock upon such dissolution, liquidation or winding up, if any, the remaining net assets of us shall be distributed to the holders of shares of common stock and the holders of shares of any other class or series ranking equally with the shares of common stock upon such dissolution, liquidation or winding up, equally on a per share basis.
Amendment to Certificate of Incorporation
In connection with the reverse stock split, we will file with the State of Delaware an amendment to our Certificate of Incorporation to reflect the split. A form of this amendment is attached hereto as Annex A. Our current authorized capitalization will change from 1 billion shares of common stock with a par value of  $0.0001 to 250 million shares of common stock with a par value of  $0.0001, and from 50 million shares of preferred stock with a par value of  $0.0001 per share to 12.5 million shares of common stock with a par value of  $0.0001 per share.
Under the DGCL, we are permitted to take an action without a meeting of stockholders if we obtain the written consent specifying the action from stockholders holding at least a majority of the voting power of our common stock. Thus, the reverse stock split and amendment to our Certificate of Incorporation was approved on January   , 2020 as follows:
(a)
the board of directors adopted a resolution setting forth the proposed one share for four shares reverse stock split and filing with the State of Delaware an amendment to our Certificate of Incorporation setting forth the Actions; and

(b)
the proposal was approved by the Written Consent of our Majority Stockholder.

The amendment to our Certificate of Incorporation will reflect the reverse split of our outstanding shares and the resulting changes to our capitalization. Upon the effectiveness of the split, each share of our issued and outstanding common stock will be reverse split on a one share for four shares basis. No fractional shares will be issued in connection with the reverse split. Stockholders who otherwise would hold fractional shares because the number of shares of common stock they held before the reverse stock split would not be evenly divisible based upon the 1-for-4 split ratio will be entitled to cash payments (without interest) in respect of such fractional shares. Such cash payment will be determined by multiplying (i) the fractional share interest to which the holder would otherwise be entitled, after taking into account all shares of common stock held by the holder as of the effective date of the reverse stock split, and (ii) the volume weighted average trading price of the common stock, as reported on Nasdaq Capital Market, for the five trading days immediately preceding the effective date of the reverse stock split, as adjusted for the split ratio.
Effect of the Reverse Stock Split
Split shares issued in connection with the reverse stock split will be fully paid and non-assessable. The reverse stock split will not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the reverse stock split, nor will it increase or decrease our market capitalization, except in the circumstances discussed in the following paragraph. The number of stockholders will remain unchanged as a result of the reverse split. The reverse split will decrease the number of outstanding common shares, but will not affect any stockholder’s proportionate interest in the company. The par value of our common stock will remain unchanged. While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse stock split will not affect our total stockholders’ equity. All share and per share information included in our financial statements will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our common stock will trade at a multiple of our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the reverse split.
Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity. In addition, the reverse stock split may increase the number of the stockholders who own odd lots, or fewer than 100 shares. Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse stock split will achieve the desired results outlined above.
As a result of the reverse stock split, we will have issued and outstanding approximately       shares of common stock. We will retain the corporate authority to issue in the future up to approximately        additional shares of authorized but unissued common stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of the company. Any decision to issue additional shares will reduce the percentage of our stockholders’ equity held by our current stockholders and could dilute our net tangible book value. We have no immediate, definitive plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock following the reverse stock split, share exchange and private placement.
The following chart depicts our capitalization structure both pre-reverse stock split and post-reverse stock split (the post-reverse stock split shares of common stock may differ slightly based on the number of fractional shares), based on the number of shares outstanding as of the Record Date:
Pre-Reverse Stock Split
Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
1,000,000,000	[•]	[•]
Authorized Shares of Preferred Stock
50,000,000	0	50,000,000
Post-Reverse Stock Split
Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
250,000,000	[•]	[•]
Authorized Shares of Preferred Stock
12,500,000	0	12,500,000
We will not become a private company because of the reverse split. Our common stock is currently listed on the Nasdaq Capital Market under the symbol “BIOS.” Concurrently with the reverse stock split, we intend to apply to have our common stock transferred to the Nasdaq Global Select Market and to change our ticker symbol to “OPCH.” Following the reverse stock split, we plan to continue to file periodic and other reports with the SEC under the Exchange Act.
Following the reverse stock split, stockholders of record holding some or all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our common stock they hold after the reverse stock split. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
For stockholders of record holding some or all of our shares in certificated form, the share certificates will continue to be valid. In the future, New Certificates will be issued reflecting the reverse stock split, but this in no way will affect the validity of your current share certificates. The reverse stock split will occur on the effective date without any further action on the part of our stockholders. After the effective date of the reverse stock split, each Old Certificate representing shares of pre-reverse stock split common stock will be deemed to represent 1/4th shares of post-reverse stock split common stock. Certificates representing post-reverse stock split common stock will be issued in due course as Old Certificates are tendered for exchange or transfer to our transfer agent: American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, Attn: Legal Transfer Department. We request that stockholders do not send in any of their stock certificates at this time.
As applicable, New Certificates evidencing post-split shares that are issued in exchange for Old Certificates representing restricted shares, will contain the same restrictive legend as on the Old Certificates. Also, for purposes of determining the term of the restrictive period applicable to the post-split shares, the period during which a stockholder has held their existing pre-split shares will be included in the total holding period.
Accounting Matters
The par value per share of the common stock will remain unchanged after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. The company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.
No Appraisal Rights
Under the DGCL, stockholders are not entitled to appraisal rights with respect to the proposed reverse stock split and amendment to our Certificate of Incorporation.
Interests of Certain Persons in Matters Acted Upon
As of the Record Date, HC Group Holdings I, LLC (“HC I”), the Majority Stockholder, and its affiliates beneficially owned approximately       % of our outstanding common stock. HC I has the right to nominate for election to the board of directors, or appoint to fill a vacancy on the board of directors, as applicable, a number of representatives to the board of directors equal to the product obtained by multiplying (a) the percentage of the total voting power of the then outstanding common stock then beneficially owned by HC I and its affiliates and (b) the authorized number of directors on the board of directors, including any vacancies, with such product rounded up to the nearest whole number in all cases of the members of the board of directors, for so long as HC I and its affiliates own 10% or more of our outstanding shares of our common stock. A majority of the members of the board of directors have been designated by HC I pursuant to that right, and two of our directors may be deemed to exercise voting and dispositive power over the shares held by HC I, and expressly disclaim beneficial ownership except to the extent of their respective pecuniary interests therein.
ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT
THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the reverse stock split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of our voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of common stock.
The reverse stock split is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of the company by means of a merger, tender offer, solicitation or otherwise, nor is the reverse stock split a plan by management to adopt a series of amendments to our certificate of incorporation or bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.
Certain United States Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split to “U.S. stockholders” (as defined below). This summary is not intended to be a complete discussion of all possible U.S. federal income tax consequences of the reverse stock split and is included for general information purposes only. Further, it does not address the Medicare tax on net investment income or any state, local or non-U.S. income or other tax consequences. For example, state and local tax consequences of the reverse stock split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as partnerships, S corporations or other pass-through entities (or persons who hold our shares through such pass-through entities), banks or other financial institutions, individual retirement and other tax-deferred accounts, holders who acquired common stock pursuant to the exercise of employee stock options or otherwise as compensation, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, regulated investment companies, real estate investment trusts, dealers or traders in securities or currencies, former citizens or residents of the United States subject to Section 877 of the Code, corporations that accumulate earnings to avoid United States federal income tax, taxpayers subject to the alternative minimum tax, persons subject to the base erosion and anti-abuse tax, holders who actually or constructively own more than 5% of the outstanding stock of the company, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities U.S. stockholders whose functional currency is not the U.S. dollar, and holders who hold common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction.
For purposes of this discussion, the term “U.S. stockholder” means a means a beneficial owner of Common Stock, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is subject to U.S. federal income tax regardless of its source.
The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares held by a U.S. stockholder prior to the reverse stock split (“Old Shares”) were, and the shares owned by such stockholder immediately after the reverse stock split (“New Shares”) will be, held as “capital assets,” as defined in the Code, generally property held for investment. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion below regarding the U.S. federal income tax consequences of the reverse stock split also is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the reverse stock split.
U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Stockholders
In general, and except as described below with respect to cash in lieu of fractional shares, no gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the reverse stock split. Accordingly, the aggregate tax basis of the

New Shares received in the reverse stock split should be the same as such stockholder's aggregate tax basis in the Old Shares being exchanged (excluding the portion of the tax basis allocable to any fractional share), and holding period for the New Shares received should include the holding period for the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.
Cash in Lieu of Fractional Stock
A U.S. stockholder who receives cash in lieu of a fractional share of New Shares pursuant to the reverse stock split should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. stockholder’s tax basis in the Old Shares being exchanged that is allocated to the fractional share of New Shares. The capital gain or loss should be long term capital gain or loss if the U.S. stockholder’s holding period for such Old Shares being exchanged that is allocated to the fractional share of New Shares exceeded one year at the effective time of the reverse stock split. The deductibility of net capital losses by individuals and corporations is subject to limitations. U.S. stockholders are advised to consult their tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of common stock pursuant to the reverse stock split.
Information Reporting and Backup Withholding
Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the payment of cash in lieu of a fractional share of New Shares pursuant to the reverse stock split, unless a U.S. stockholder is an exempt recipient. In addition, U.S. stockholders may be subject to a backup withholding tax (at the current applicable rate of 24%) on the payment of this cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of January 2, 2020 with respect to the beneficial ownership of our common and preferred voting stock:
•
each stockholder believed to be the beneficial owner of more than 5% of our common stock;

•
by each of our directors and named executive officers; and

•
all our directors and executive officers as a group.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Holders of 5% or more of our common stock:
HC Group Holdings I, LLC(3)	570,454,995	80.8%
Directors and Officers:
John C. Rademacher	—	—%
Michael Shapiro	—	—%
Daniel Greenleaf	[•]	[•]%
Stephen Deitsch	[•]	[•]%
Richard Denness(4)	74,476	*%
Harriet Booker(5)	395,343	*%
Christopher Hartman	—	—%
Kathryn Stalmack	[•]	[•]
John Arlotta	—	—%
Elizabeth Q. Betten(6)	570,454,995	80.8%
David W. Golding	162,895	*%
Harry M. Jansen Kraemer Jr.(7)	—	—%
Alan Nielsen	—	—%
R. Carter Pate	225,143	*%
Nitin Sahney	—	—%
Timothy Sullivan(6)	570,454,995	80.8%
Mark Vainisi	—	—%
All directors and executive officers as a group (16 persons)	571,312,852(8)	80.9%

*
Percentage is less than 1% of class.

(1)
Except as otherwise indicated, all addresses are c/o Option Care Health, Inc., 3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015.

(2)
The inclusion in this table of any shares of common stock as “beneficially owned” does not constitute an admission by the holder of beneficial ownership of those shares. Beneficial ownership is determined in accordance with the rules promulgated by the SEC under the Exchange Act, and generally includes voting or investment power over securities. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within sixty (60) days of January 2, 2020, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. The percentages shown are based on 706,367,626 shares of common stock outstanding as may be adjusted for each person pursuant to the foregoing sentence.
(3)
Amount consists of shares held directly by HC I. MDP HC Holdings, LLC (“MDP HC”) is the controlling equityholder of HC I. Madison Dearborn Capital Partners VI-A, L.P. (“MDCP VI-A”) is a controlling equityholder and Manager of MDP HC. Madison Dearborn Partners VI-A&C, L.P. (“MDP VI-A&C”) is the general partner of MDCP VI-A. Madison Dearborn Partners, LLC (“MDP LLC”) is the general partner of MDP VI-A&C, which in turn is the general partner of MDCP VI-A. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our board of directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by HC I. Each of Ms. Betten, Mr. Sullivan, Mr. Finnegan, Mr. Mencoff, MDP LLC, MDP VI-A&C, MDCP VI-A and MDP HC disclaims beneficial ownership of the shares of common stock owned by HC I except to the extent of their respective pecuniary interests therein. The address for HC I, MDP HC, MDCP VI-A, MDP VI-A&C, Mr. Finnegan and Mr. Mencoff is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

(4)
Includes 14,620 shares of common stock issuable upon exercise of options.

(5)
Includes 188,944 shares of common stock issuable upon exercise of options.

(6)
Each of Ms. Betten’s and Mr. Sullivan’s shares consist of 570,454,995 shares held directly by
HC I. MDP HC is the controlling equityholder of HC I. MDCP VI-A is a controlling equityholder and Manager of MDP HC. MDP VI-A&C is the general partner of MDCP VI-A. MDP LLC is the general partner of MDP VI-A&C, which in turn is the general partner of MDCP VI-A. Elizabeth Q. Betten and Timothy P. Sullivan are Managing Directors of MDP LLC, limited partners of MDP VI-A&C, serve on the board of managers of HC I and serve on our board of directors. Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP VI-A&C that (by majority vote) controls investment decisions of shares held directly by MDCP VI-A, and may be deemed to control the disposition of shares of common stock held directly by HC I. By virtue of the relationships described in this footnote, Ms. Betten and Messrs. Sullivan, Finnegan and Mencoff may be deemed to exercise voting and dispositive power with respect to the shares of common stock held by HC I. Each of Mr. Finnegan, Mr. Mencoff, Mr. Sullivan, Ms. Betten, MDP LLC, MDP VI-A&C, MDCP VI-A and MDP HC disclaims beneficial ownership of the shares of common stock owned by HC I except to the extent of their respective pecuniary interests therein. The address for both Ms. Betten and Mr. Sullivan is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

(7)
The address for Mr. Kraemer is c/o Madison Dearborn Partners, LLC, 70 W. Madison St., Suite 4600, Chicago, IL 60602.

(8)
This number excludes the shares held by Messrs. Deitsch and Greenleaf and Ms. Stalmack, who are named executive officers for fiscal 2019 and former executive officers of the company. This number includes 14,620 shares of common stock issuable to Mr. Denness upon exercise of options, and 188,944 shares of common stock issuable to Ms. Booker upon exercise of options. As noted above in footnote 6, this number also includes shares held by HC I, over which Mr. Sullivan and Ms. Betten may be deemed to exercise voting and dispositive power, and to which each of Mr. Sullivan and Ms. Betten disclaims beneficial ownership of such shares of common stock, except to the extent of their respective pecuniary interests therein.

CHANGE IN CONTROL
On March 14, 2019, HC Group Holdings II, Inc., a subsidiary of the company’s shareholder HC I, entered into a definitive agreement (the “Merger Agreement”) to merge with and into a wholly-owned subsidiary of the company (under its former name, BioScrip, Inc.). The merger contemplated by the Merger Agreement (the “Merger”) was completed on August 6, 2019 (the “Merger Date”). The Merger was accounted for as a reverse merger under the acquisition method of accounting for business combinations with HC Group Holdings II, Inc. being considered the accounting acquirer and the company being considered the legal acquirer.
Under the terms of the Merger Agreement, shares of HC Group Holdings II, Inc. common stock issued and outstanding immediately prior to the Merger Date were converted into 542,261,567 shares of company common stock, par value $0.0001. The company also issued an additional 28,193,428 shares to HC I in respect of certain unvested contingent restricted stock units of the company, which are held in escrow to prevent potential dilution, as more fully described in the company’s definitive proxy statement on Schedule 14A filed with the SEC on June 26, 2019 in connection with the Merger. In conjunction with the Merger, holders of the company’s preferred shares and certain warrants received 3,458,412 additional shares of the common stock and preferred shares were repurchased for $125.8 million of cash. In addition, all legacy company debt was settled for $575.0 million. As a result of the Merger, BioScrip, Inc.’s stockholders held approximately 19.1% of the company, and HC Group Holdings I, LLC held approximately 80.9% of the company as reported in our Form 10-Q for the quarterly period ended September 30, 2019. Following the close of the transaction, the company was rebranded as Option Care Health, Inc.
WHERE YOU CAN FIND MORE INFORMATION
The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website.
EFFECTIVE DATE
Pursuant to Rule 14c-2 under the Exchange Act, the above action to effect the reverse stock split will not be effective until a date at least twenty (20) days after the date on which the definitive Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on February   , 2020, www.sec.gov.
MISCELLANEOUS MATTERS
The entire cost of furnishing this Information Statement will be borne by the company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on January   , 2020 as the Record Date.
This Information Statement is being mailed on or about January   , 2020 to all stockholders of record as of the Record Date.
PROPOSALS BY SECURITY HOLDERS
No stockholder proposals are included in this Information Statement.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information.

Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):
•
The Company’s Annual Report on Form 10-K for the year ended December 31, 2018;

•
The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 2019, June 30, 2019, and September 30, 2019; and

•
The Company’s current reports filed on Form 8-K filed with the SEC on March 15, 2019 at 7:35 AM Eastern Standard Time (for the purposes of the information filed within only), March 15, 2019 at 5:16 PM Eastern Standard Time, March 21, 2019, April 23, 2019, both 8-Ks filed by the company on June 13, 2019, July 24, 2019, August 2, 2019, August 7, 2019 at 8:20 AM Eastern Standard Time, August 7, 2019 at 8:23 AM Eastern Standard Time (for the purposes of the information filed within only); August 13, 2019; November 19, 2019 and December 27, 2019.

You can obtain the documents incorporated by reference in this Information Statement through our website https://investors.optioncarehealth.com, and from the SEC at its website, www.sec.gov, or by contacting us via email at investor.relations@optioncare.com, via mail at Option Care Health, Inc., 3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015, Attention: Corporate Secretary or via telephone at 312-940-2443.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Information Statement will be deemed modified, superseded or replaced for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Information Statement modifies, supersedes or replaces such statement.
HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Requests for additional copies of this Information Statement should be directed to Option Care Health, Inc., 3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015, Attention: Corporate Secretary or via telephone at 312-940-2443.
CONCLUSION
As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.
BY ORDER OF THE BOARD OF DIRECTORS
January   , 2020
By: /s/ John C. Rademacher

John C. Rademacher
Chief Executive Officer

Annex A
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
OPTION CARE HEALTH, INC.
* * * * *
Option Care Health, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST.   That the present name of the Corporation is Option Care Health, Inc. and that the Corporation was originally formed as MIM Corporation, a Delaware corporation, and filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Secretary of State”) on March 22, 1996. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State on August 6, 2019 (the “Certificate of Incorporation”).
SECOND.   That the Certificate of Incorporation of the Corporation be, and hereby is, amended to effect a change in Article Four, Section 1 thereof, relating to the total number of shares of common stock the Corporation has authority to issue. Specifically, Article 4, Section 1 of the Certificate of Incorporation shall be deleted in its entirety and replaced with a new Article 4, Section 1 to read as follows:
ARTICLE FOUR
Section 1.   Authorized Shares.   The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 262,500,000 shares, consisting of two classes as follows:
1.
12,500,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”); and

2.
250,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”).

The Preferred Stock and Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below.
THIRD.   That the Certificate of Incorporation of the Corporation be, and hereby is, amended to add a new Section 4 to Article Four which shall read in its entirety as follows:
Section 4.   Reverse Stock Split.   Upon the filing of the Certificate of Amendment to the Certificate of Incorporation of the Corporation first inserting this sentence with the Secretary of State of Delaware (the “Effective Time”), each four (4) authorized shares of Common Stock, at the Effective Time, shall, without further action by the Corporation or any holder thereof, be changed into, reclassified and converted into one (1) authorized share of Common Stock. Fractional shares of Common Stock shall not be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock in connection with the Reverse Stock Split shall, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock. Each certificate that prior to such combination represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined. For the avoidance of doubt, the foregoing Reverse Stock Split shall apply to all shares of Common Stock underlying any warrants, stock options, or any other rights to purchase Common Stock, in each case outstanding immediately prior to the Effective Time.
FOURTH.   That the Board of Directors of the Corporation approved this Certificate of Amendment pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FIFTH.   That this Certificate of Amendment shall become effective on [•], 20[•].
A-1

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation.
OPTION CARE HEALTH, INC. a Delaware corporation
By:	Name: Clifford E. Berman Its: Secretary
A-2